Exhibit 99.1

Four Oaks Fincorp, Inc. Declares 2009 Second Quarter Dividend

FOUR OAKS, N.C.--(BUSINESS WIRE)--April 21, 2009--Four Oaks Fincorp, Inc.(OTC BB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8.5 cents per share payable on or after June 8, 2009, to shareholders of record on May 29, 2009. This dividend is 6.3% higher than the second quarter 2008 dividend.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr.
Chairman, President, and Chief Executive Officer
or
Nancy S. Wise
Executive Vice President and Chief Financial Officer
919-963-2177